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                                                                      EXHIBIT 12

BAY VIEW CAPITAL CORPORATION
COMPUTATION OF RATIOS OF EARNINGS TO FIXED CHARGES

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
                                                            3/31/99          3/31/98
Earnings:
         Earnings before income tax expenses               $ 13,429          $  9,976
         Add:
         Interest on advances and other borrowings           27,871            21,136
         Interest component of rental expense                   469               556
                                                           --------          --------
         Earnings before fixed charges excluding
          interest on customer deposits                      41,769            31,668
         Interest on customer deposits                       40,783            40,996
                                                           --------          --------
         Earnings before fixed charges                     $ 82,552          $ 72,664
                                                           ========          ========

Fixed charges:
         Interest on advances and other borrowings         $ 27,871          $ 21,136
         Interest component of rental expense                   469               556
                                                           --------          --------
         Fixed charges excluding interest on
          customer deposits                                  28,340            21,692
         Interest on customer deposits                       40,783            40,996
                                                           --------          --------
         Total fixed charges                               $ 69,123          $ 62,688
                                                           ========          ========

Ratio of earnings to fixed charges including interest
 on customer deposits                                          1.19              1.16

Ratio of earnings to fixed charges excluding interest
 on customer deposits                                          1.47              1.46

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